SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

WhiteHorse Finance, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

WhiteHorse Finance, Inc.

Important Information for Stockholders

The following updates and supplements certain information contained in the definitive proxy statement (the “Proxy Statement”) furnished to the stockholders of WhiteHorse Finance, Inc. (the “Company,” “we,” “us” or “our”) in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at our 2025 Annual Meeting of Stockholders to be held on July 30, 2025, and any adjournment, postponement or delay thereof (the “Annual Meeting”).

This amendment to the Proxy Statement (the “Proxy Amendment”), is being filed solely to update the following chart set forth under the heading “Proposal 2: Ratify Crowe as Independent Auditors for 2025 Fiscal Year End—Principal Accountant Fees and Services” in the Proxy Statement to include audit fees for the year ended December 31, 2024 related to the Company’s independent registered public accounting firm’s attestation report with respect to the Company’s internal control over financial reporting, as disclosed in our Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on June 10, 2025.

	Year ended December 31,
($ in thousands)	2024	2023
Audit Fees	$565	$470
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	30	70
Total Fees	$595	$540

“Audit Fees” are those fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided in connection with statutory and regulatory filings.

“Audit-Related Fees” are those fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attestation services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

“Tax Fees” are those fees billed for professional services for tax compliance. Crowe LLP provided no professional services for tax compliance during the fiscal years ended December 31, 2024 and 2023.

“All Other Fees” are those fees billed for services, other than the services reported above, related to our registration statements and related prospectuses.

Apart from the update to the Principal Accountant Fees and Services Table, no other changes have been made to the Proxy Statement or to the matters to be considered at the Annual Meeting, and this Proxy Amendment does not otherwise modify, amend, supplement, or affect the Proxy Statement. Stockholders do not need to take any action if they have already voted their shares for the Annual Meeting.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

It is very important that your shares be represented at the Annual Meeting. Even if you plan to participate in the virtual Annual Meeting, we urge you to follow the instructions on the Notice of Internet Availability of Proxy Materials to vote your proxy on the Internet. We encourage you to vote via the Internet, if possible, as it saves the Company significant time and processing costs. On the Notice of Internet Availability of Proxy Materials, you also will find the instructions on how to request a hard copy of the proxy statement and proxy card free of charge, and you may vote your proxy by returning a proxy card to us after you request the hard copy materials. Your vote and participation in the governance of the Company are very important to us.